Exhibit (h.5)

AMENDMENT TO FUND ACCOUNTING AGREEMENT

THIS AMENDMENT TO THE FUND ACCOUNTING AGREEMENT is made as of December 12, 2013, by and between each fund listed on Exhibit A hereto (each the “Fund”) and The Bank of New York Mellon, formerly known as, The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the “Bank”) shall be as follows:

W I T N E S S E T H:

WHEREAS, the Fund and The Bank are parties to a Fund Accounting Agreement dated as of April 26, 2001 (the “Fund Accounting Agreement”), pursuant to which The Bank serves as the accounting agent for the Fund’s portfolio; and

WHEREAS, the Fund and The Bank desires to amend the Fund Accounting Agreement to render services to the Fund; and

WHEREAS, the Fund Accounting Agreement, as expressly amended hereby, shall continue in full force and effect.

NOW, THEREFORE, the parties hereby amend Appendix B and Exhibit A of the Fund Accounting Agreement to read in its entirety as follows:

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FUND ACCOUNTING AGREEMENT as of the day and year first above written.

ON BEHALF OF EACH OF THE FUNDS LISTED ON EXHIBIT A By: /s/ Richard De Sanctis Name: Richard De Sanctis Title: Vice President

THE BANK OF NEW YORK MELLON By: /s/ Gael Nicora Name: Gael Nicora Title: Managing Director

Exhibit A

Fund	Tax ID	SIC[1]	Address

California Daily Tax Free Income Fund, Inc.	13-3378458	MD	1411 Broadway, NY, NY 10018

Daily Income Fund

Money Market Portfolio	13-3758369	MA BT2	1411 Broadway, NY, NY 10018

U.S. Treasury Portfolio	13-3823514	MA BT2	1411 Broadway, NY, NY 10018

Government Portfolio	20-5540434	MA BT2	1411 Broadway, NY, NY 10018

Municipal Portfolio	20-5540482	MA BT2	1411 Broadway, NY, NY 10018

OFFSHORE FUNDS:

Daily Dollar International, Ltd. (formerly Daily Dollar International, Ltd., II)	N/A	Cayman Islands Exempted Company	190 Elgin Avenue, George Town, Grand Cayman KY1-9005 British West Indies

[1]	SIC: State of Incorporation
[2]	MA BT: Massachusetts Business Trust